UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 25, 2022

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, Suite 400
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 25, 2022, the Board of Directors (the “Board”) of Iovance Biotherapeutics, Inc. (the “Company”) adopted a third amendment and restatement of the Company’s seconded amended and restated bylaws (the “Third Amended and Restated Bylaws”), pursuant to which a new Section 2.6 was added thereto in order to implement proxy access. Section 2.6 of the Third Amended and Restated Bylaws generally allows stockholders who have continuously owned at least three percent (3%) of the outstanding shares of the Company for at least three (3) years (an “Eligible Stockholder”) to include one or more nominees to the Board, up to twenty percent (20%) of the number of directors then in office, for inclusion in the Company’s annual proxy statement, subject to the election of such nominee by the stockholders, upon the satisfaction of certain conditions and requirements by the Eligible Stockholder, all as more thoroughly described in the Third Amended and Restated Bylaws. Such proxy access provisions contained in the Third Amended and Restated Bylaws will be effective for stockholder meetings of the Company after the upcoming 2022 annual meeting of stockholders.

The foregoing description of the amendments made in the Third Amended and Restated Bylaws is qualified by reference to the Third Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of the Company
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2022	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Interim CEO and President and General Counsel